Exhibit 23.1

                          Consent of Ernst & Young LLP
                    Independent Certified Public Accountants

We consent to the incorporation by reference in the Registration Statements (Forms S-3 No. 33-78296, 33-84554, and 33-11765) of Hydron Technologies, Inc. and in the related Prospectus of our report dated February 13, 1998, with respect to the consolidated financial statements of Hydron Technologies, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1997.

/s/ Ernst & Young LLP

West Palm Beach, Florida
March 24, 1998